Exhibit 99.1

Contact:	Gary Thompson – Media Caesars Entertainment Corporation (702) 407-6529	Jennifer Chen – Investors Caesars Entertainment Corporation (702) 407-6407

Caesars Entertainment Announces Extension of

Early Tender Time and Expiration Time for Tender Offers for

Caesars Entertainment Operating Company, Inc.’s Debt Securities

LAS VEGAS – June 17, 2014 – Caesars Entertainment Corporation (“Caesars”) (NASDAQ: CZR) announced today that its subsidiary, Caesars Entertainment Operating Company, Inc. (the “Issuer” or “CEOC”), has amended its previously announced cash tender offers to purchase any and all of the outstanding $791,767,000 aggregate principal amount of its 5.625% Senior Notes due 2015 (the “5.625% Notes”) and any and all of the outstanding $214,800,000 aggregate principal amount of its 10.00% Second-Priority Senior Secured Notes due 2015 (the “10.00% Notes” and, together with the 5.625% Notes, the “Notes”).

The Issuer is extending the previously announced early tender time, which was 5:00 p.m., New York City time, on June 16, 2014, to 5:00 p.m., New York City time, on June 27, 2014 (such time and date with respect to each tender offer, as the same may be extended, the “Early Tender Time”). The Issuer is also extending the previously announced expiration time, which was 5:00 p.m., New York City time, on June 16, 2014, to 5:00 p.m., New York City time, on June 27, 2014 (such time and date with respect to each tender offer, as the same may be extended, the “Expiration Time”). All other terms of the tender offers remain unchanged.

Accordingly, holders of Notes who validly tender their Notes before the Expiration Time will be eligible to receive the previously announced total consideration of $1,048.75 for each $1,000 principal amount of the 5.625% Notes and $1,022.50 for each $1,000 principal amount of the 10.00% Notes.

The previously announced withdrawal deadline of 5:00 p.m., New York City time, on May 19, 2014 has passed. As a result, holders who have previously tendered Notes and those holders who tender Notes at or before the Expiration Time may not withdraw those Notes.

The tender offers are subject to conditions including the Financing Condition described in the Offer Documents (defined below). If any of the conditions are not satisfied, the Issuer may terminate the tender offers and return tendered Notes. The Issuer has the right to waive any of the above-mentioned conditions with respect to the tender offers for the Notes and to consummate the tender offers. In addition, the Issuer has the right, in its sole discretion, to terminate any of the tender offers at any time, subject to applicable law.

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The complete terms and conditions of the tender offers are set forth in an Offer to Purchase dated May 6, 2014 and the related Letter of Transmittal (collectively, the “Offer Documents”) that have been sent to holders of the Notes. The tender offers are being made only through, and subject to the terms and conditions set forth in, the Offer Documents and related materials.

Citigroup Global Markets Inc. is acting as Dealer Manager for the tender offers for the Notes. Questions regarding the tender offers may be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect).

Global Bondholder Services Corporation is acting as the Information Agent for the tender offers. Requests for the Offer Documents may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (866) 470-4500 (for all others).

Neither Caesars, the Issuer nor any other person makes any recommendation as to whether holders of Notes should tender their Notes, and no one has been authorized to make such a recommendation. Holders of Notes must make their own decisions as to whether to tender their Notes, and if they decide to do so, the principal amount of the Notes to tender. Holders of the Notes should read carefully the Offer Documents and related materials before any decision is made with respect to the tender offers.

About Caesars

Caesars is the world’s most geographically diversified casino-entertainment company. Since its beginning in Reno, Nevada, more than 75 years ago, Caesars has grown through development of new resorts, expansions and acquisitions, and now operates casinos on four continents. The company’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment.

Forward-Looking Statements

This release contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Caesars has based these forward-looking statements on its current expectations about future events. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “present,” “preserve,” or “pursue,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this release. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings, and future financial results, wherever they occur in this release, are necessarily estimates reflecting the best judgment of Caesars’ management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•	access to available and reasonable financing on a timely basis, including the new incremental term loan CEOC is seeking under its credit agreement (and related repayment of 2015 maturities) and amendment to CEOC’s credit agreement and related Caesars guarantee of CEOC’s credit agreement, which may not be consummated on the terms contemplated or at all;

•	the outcome of the allegations in a notice of default sent by a minority group of holders of one tranche of second lien notes issued by CEOC;

•	the assertion and outcome of litigation or other claims that may be brought against Caesars by creditors of CEOC, some of whom have notified Caesars of their objection to various transactions undertaken by Caesars in 2013 and 2014;

•	the impact of Caesars’ substantial indebtedness and the restrictions in Caesars’ debt agreements;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming industry in particular;

•	the ability to realize the expense reductions from cost savings programs, including the program to increase Caesars’ working capital and excess cash by $500 million;

•	the ability of Caesars’ customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same-store or hotel sales;

•	changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	the ability to recoup costs of capital investments through higher revenues;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the effects of competition, including locations of competitors, competition for new licenses and operating and market competition;

•	the ability to timely and cost-effectively integrate companies that Caesars acquires into its operations;

•	the potential difficulties in employee retention and recruitment as a result of Caesars’ substantial indebtedness, the ongoing downturn in the U.S. regional gaming industry, or any other factor;

•	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•	severe weather conditions or natural disasters, including losses therefrom, including losses in revenues and damage to property, and the impact of severe weather conditions on Caesars’ ability to attract customers to certain of its facilities, such as the amount of losses and disruption to us as a result of Hurricane Sandy in late October 2012;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions and fines and taxation;

•	acts of war or terrorist incidents or uprisings, including losses therefrom, including losses in revenues and damage to property;

•	the effects of environmental and structural building conditions relating to Caesars’ properties;

•	access to insurance on reasonable terms for Caesars’ assets; and

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.

These forward-looking statements should, therefore, be considered in light of various important factors set forth above and from time to time in Caesars’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Caesars undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.

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